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                                EXHIBIT 10.32

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                   EUROPEAN BUSINESS ASSOCIATES BVBA
                          TUYAERTSSTRAAT 32
                         B-2850 BOOM, BELGIUM

                                          September 15, 1995

  MicroFrame, Inc.
  21 Meridian Road
  Edison, New Jersey 08820

  Attn: Mr. Lonnie L. Sciambi, President

  Dear Mr. Sciambi:

            We hereby notify MicroFrame, Inc. (the "Company") that the Exclusive Sales Representative Agreement (the "Agreement") between the Company and European Business Associates dated November 16, 1993 is hereby terminated, effective as of the day hereof. Notwithstanding such termination, all of the terms and conditions of paragraph 14 of the Agreement shall remain in full force and effect.

            We further waive all of our rights under the Agreement, including, but not limited to, the 180 day notice provision which further provides that the effective date of termination shall be the ninetieth day after receipt of notice, as well as any and all commissions we may be entitled to after the date hereof.

                                Very truly yours,

                                EUROPEAN BUSINESS ASSOCIATES BVBA
                                By:/s/ Marc Kegelaers
                                Marc Kegelaers, President

  ACCEPTED AND AGREED TO:

  MICROFRAME, INC.

  By:  /s/ Lonnie L. Sciambi
       Lonnie L. Sciambi, President